SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                               FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act

                              May 19, 2011
              Date of Report (Date of Earliest Event Reported)


                       Iron Eagle Group, Inc.
             --------------------------------------------
         (Exact name of registrant as specified in its charter)


        Delaware                      0-22965            27-1922514
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(State or other jurisdiction  (Commission File Number  (I.R.S. Employer
of incorporation or organization                         Identification
                                                        Number)

          61 West 62nd Street, Suite 23F
          New York, New York                 10023
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     (Address of principal executive offices,          Zip Code)

                             (888) 481-4445
               ------------------------------------------
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2011, the registrant acquired the equity of its only operating business, Delta Mechanical Contractors, LLC. The purchase price of approximately $9.0 million was paid by the registrant's issuance of a purchase note originally due on June 2, 2011. Subsequent to the acquisition, the registrant and Bruce A. Bookbinder, the former owner of DMC and its parent entity, the owner agreed to reduce the note to $8.8 million pursuant to clauses in the acquisition agreement.

On May 31, 2011, Mr. Bookbinder agreed to extend the due date of this note to September 2, 2011. The registrant's debt obligation is secured by a pledge of 100% of the membership interest in Sycamore Enterprises LLC, DMC's parent entity and our wholly-owned subsidiary. In the event that such note is not paid when due, it is highly probable that Mr. Bookbinder will exercise his rights to the collateral and retake possession and ownership of Sycamore and DMC. As a result, the registrant will lose its entire equity investment in DMC and have no business operations. The registrant is totally dependent upon receipt of the minimum net proceeds of its proposed public offering to raise the capital necessary to retire its $8.8 million debt obligation to Mr. Bookbinder.

Consideration for the granting of the Extension Period. The registrant and DMC shall, within ten (10) days following payment of the note, secure a full release of the indemnity by and among Mr. Bookbinder, related entities of Mr. Bookbinder and Berkley Regional Insurance Company and/or its affiliates or subsidiaries. The registrant and DMG shall take all reasonable steps necessary to provide Berkley with the substitute collateral satisfactory to Berkley to provide the Release.

Indemnity Bond. In the event that the registrant and DMC has not satisfied the extension conditions within thirty (30) days after the payment of the note, the registrant and DMC shall immediately deliver to Mr. Bookbinder an indemnity bond, or other mutually agreed upon form(s) of indemnity, in a form satisfactory to Mr. Bookbinder and mutually satisfactory to the Parties, indemnifying Mr. Bookbinder personally as obligee for any obligations to Berkley or payments required to be made by Mr. Bookbinder and/or related entities of Mr. Bookbinder to Berkley, pursuant to the terms of the Indemnity Agreement. It is further agreed that the amount of the Indemnity Bond shall be no less than one hundred (100%) percent of the aggregate cost-to-complete of all Open Bonds, exclusive of gross profit or change orders that have not been approved as of the payment of the note. Notwithstanding the aforementioned, the indemnity bond shall not indemnify Mr. Bookbinder for acts of fraud, intentional misrepresentation, gross negligence or willful misconduct.

Item 5.02 Departure of Directors or Certain Officers; Election of
Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Resignation of Officers
---------------------------------------
On July 13, 2011, Joseph LoCurto voluntarily resigned as chairman due to the changing needs of the registrant effective July 13, 2011. The registrant and Mr. LoCurto agreed to terminate the consulting agreement effective immediately. Mr. LoCurto entered into a mutual release agreement with Mr. LoCurto whereby the registrant agreed to that it would owe Mr. LoCurto a total of $67,500 consisting of $62,500 for entering into the agreement and $5,000 for out of pocket expenses.
On July 13, 2011, Joseph Antonini was appointed the chairman of the board of directors of the registrant effective July 13, 2011. Mr. Antonini was already a director of the registrant since July 2010.

Employment Agreements
---------------------
On May 24, 2011, we entered into a new employment agreement with Jason Shapiro that is effective as of April 1, 2011 and expires on March 31, 2015, with annual renewals thereafter, unless previously terminated by either party. Pursuant to such employment agreement, Mr. Shapiro agreed to serve as our chief operating officer, chief financial officer and a member of our board of directors. The employment agreement provides for an annual base salary of $225,000 through December 31, 2011, with minimum increases in such base salary of $25,000 per year in each of calendar 2012, 2013 and 2014, and thereafter. In addition under the terms of his employment agreement, Mr. Shapiro will be entitled to participate in 25% of our cash bonus plan pool and will be entitled to receive other incentive bonuses of up to 100% of his base salary, payable in such amounts and at such times as determined in the sole discretion of the compensation committee of the board of directors.

On May 24, 2011, we entered into a new employment agreement with Jed Sabio that is effective as of April 1, 2011 and expires on March 31, 2015, with annual renewals thereafter, unless previously terminated by either party. Pursuant to such employment agreement, Mr. Sabio agreed to continue to serve as our executive vice president of corporate development and a member of our board of directors. The employment agreement provides for an annual base salary of $225,000 through December 31, 2011, with minimum increases in such base salary of $25,000 per year in each of calendar 2012, 2013 and 2014, and thereafter. In addition under the terms of his employment agreement, Mr. Sabio will be entitled to participate in 25% of our cash bonus plan pool and will be entitled to receive other incentive bonuses of up to 100% of his base salary, payable in such amounts and at such times as determined in the sole discretion of the compensation committee of the board of directors.

Item 8.01 Other Events

Waiver of Compensation
----------------------
Iron Eagle Nevada entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. Jason Shapiro, one of Belle Haven's employees is also on our management team. Belle Haven is 100% owned by Jake Shapiro, a major shareholder of the registrant. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses. As of March 31, 2011, December 31, 2010 and December 31, 2009, we had accrued $515,000, $453,000 and $213,000, respectively in amounts due to Belle Haven for both out-of-pocket and consulting expenses. This agreement was unanimously approved by all shareholders of Iron Eagle Group Nevada and all the independent directors of registrant.

In accordance with an agreement we entered into with Belle Haven and Jake A. Shapiro on May 19, 2011, Belle Haven and Jake A. Shapiro agreed to waive and relinquish $60,000 of obligations owed to such persons that accrued during the three month period ended March 31, 2011, and further agreed upon completion of the public offering by Aegis Capital of raising at least $10.0 Million is public equity ("Public Raise"), Jake A. Shapiro agreed to convert $479,440 of the registrant accrued obligations as at December 31, 2010 into shares of common stock at an effective conversion price of 80% of the offering price in the Public Raise. In addition the Jake A. Shapiro has agreed not to sell or offer to sell such shares or other shares of common stock they own in the registrant for a period of 12 months following the completion of our proposed public offering, except pursuant to a Board approved lock-up agreement.

Conversion of Obligations
-------------------------
In May 19, 2011, Jason M. Shapiro also agreed to waive and relinquish $75,000 of obligations owed to him that accrued during the three month period ended March 31, 2011, and further agreed upon completion of this offering to convert $221,250 of other accrued compensation obligations of the registrant owed to him as at December 31, 2010 into shares of common stock at an effective conversion price of 80% of the offering price in the Public Raise. In addition Mr. Shapiro has agreed not to sell or offer to sell such shares or other shares of common stock he owns in the registrant for a period of 12 months following the completion of the proposed public offering, except as per a board of directors' approved lock-up agreement.

In accordance with an agreement we entered into with Mr. Sabio on May 19, 2011, effective upon completion of the proposed public offering, Mr. Sabio will waive and relinquish $151,250 of the registrant's cash and stock compensation obligations that accrued for the benefit of Mr. Sabio during the three month period ended March 31, 2011. Upon completion of the proposed public offering our only remaining outstanding obligations to Jed Sabio shall consist of accrued salary and out-of-pocket expenses from April 1, 2011.

Joseph E. Antonini and Gary J. Giulietti, two of our non-executive directors, have agreed to waive an aggregate of $25,000 of directors cash fees that accrued during the three month period ended March 31, 2011, and convert a total of $55,684 of directors compensation accrued as at December 31, 2010 into shares of common stock at an effective conversion price of 80% of the offering price in the public raise, and have further agreed to enter into a lockup agreement as to their shares of the registrant identical to the terms of such agreements entered into with other executive officers and directors.

Glen R. Gamble and Robert A. Hildebrand, two of our former officers, have agreed to waive an aggregate of $54,000 of their consulting fees that accrued during the three month period ended March 31, 2011. Messieurs Gamble and Hildebrand have also agreed that upon the Public Raise, to convert a total of $216,000 of consulting expenses accrued as at December 31, 2010 into shares of common stock at an effective conversion price of 80% of the offering price in the Public Raise.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
No.            Description
--------       -----------
99-1     Compensation Waiver Agreement dated May 19, 2011
99-2     Conversion Agreement dated May 19, 2011
99-3     Press Release dated July 13, 2011
99-4     Employment Agreement for Jason M. Shapiro
99-5     Employment Agreement for Jed M. Sabio
99-6     Extension and Indemnity Agreement dated May 31, 2011


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.


By:      /s/Jason M. Shapiro
         ------------------------
         Jason M. Shapiro
         Chief Executive Officer


Dated:  July 19, 2011